United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 6, 2012
Date of Report
[Date of Earliest Event Reported]

4TH GRADE FILMS, INC.
(Exact name of Registrant as specified in its Charter)

Utah	000-52825	20-8980078
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1338 South Foothill Drive #163
Salt Lake City, UT 84108
 (Address of Principal Executive Offices)

(801) 649-3519
(Registrant’s Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Other Events

On March 6, 2012, James Doolin resigned his positions as a director and the President of 4th Grade Films, Inc., a Utah corporation (the “Registrant”). Ms. Nicholl Doolin was named to fill the vacancy on the Board of Directors. Shane Thueson, the Company’s Vice President and a director, was appointed President and Nicholl Doolin was appointed Vice President and Principal Financial Officer. Shane Thueson will continue as the Company’s Principal Executive Officer. No compensation arrangements have been agreed upon with Nicholl Doolin. Ms. Doolin is married to James Doolin. James Doolin will consultant with the Registrant respecting its ongoing business operations.

Ms. Nicholl Doolin is 35 years old. She graduated from the University of Utah in Salt Lake City, Utah, in 1999, with a B.S. degree.  Since 1995, Ms. Doolin has worked in the fashion, entertainment and film industries. She has worked throughout Europe and the United States.  She has been an active member of the Screen Actors Guild since 2002.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

4TH GRADE FILMS, INC.

Date:	March 6, 2012	By:	/s/ Shane Thueson
Shane Thueson
President, Principal Executive Officer

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